UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 1, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and are therefore omitted.

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 1, 2011, AgStar Financial Services, PCA (“AgStar”) agreed to extend the maturity date of the Revolving Line of Credit Loan and the Forbearance Agreement with Heron Lake BioEnergy, LLC (the “Company”) for up to sixty (60) days, provided that the Company accomplish certain conditions by certain time benchmarks prior to May 1, 2011.  In exchange for this extension, the Company paid the amount equal to fifty percent (50%) of the Deferred Interest pursuant to the provisions of Section 5.d. of the Forbearance Agreement, in full satisfaction of the obligation of the Company to pay the Deferred Interest.

To effect the foregoing extension, the Company and AgStar entered into the following three agreements on March 1, 2011:

(1)           A First Amendment (the “First Amendment to the Fifth Supplement”) to the Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010 (the “Fifth Supplement”), under which AgStar agreed to extend the Revolving Line of Credit Loan Maturity Date in the Fifth Supplement to the later of (i) April 1, 2011 or (ii) the occurrence of an Event of Default under that certain Second Amendment to Forbearance Agreement between AgStar and the Company dated March 1, 2011; but in any case no later than May 1, 2011;

(2)           An Allonge to extend the maturity date of the Third Amended and Restated Revolving Line of Credit Note to match the extended maturity date described in the First Amendment to the Fifth Supplement; and

(3)           A Second Amendment to Forbearance Agreement (the “Second Amendment to Forbearance Agreement”), under which, provided that the Conditions Precedent set forth in the Forbearance Agreement have been satisfied and the Company complies with the terms of the Forbearance Agreement, AgStar agreed it will not declare a default under the Loan Documents or enforce any remedies available to it under the Loan Documents or applicable law on account of the Company’s default beginning on March 1, 2011, and ending on the later of (i) April 1, 2011 or (ii) the occurrence of an Event of Default (as defined under the Second Amendment to Forbearance Agreement), but in any case no later than May 1, 2011 (the “Forbearance Period”).  Under the Second Amendment to Forbearance Agreement, the Company must deliver to AgStar, on or before March 10, 2011, a final detailed proposal and request for restructuring of the Loans extended to the Company under the Loan Agreement, Notes and related Loan Documents; which proposal and timeline to complete such proposal must be in form and substance acceptable to AgStar, and must provide as much detail as AgStar may request in its sole discretion.

The Company and AgStar had originally entered into a Forbearance Agreement dated July 2, 2010 that provided for a forbearance period relating to certain covenant defaults for the period ending on the earlier of December 31, 2010 or an event of default.  On December 30, 2010, the Company and AgStar entered into a First Amendment to Forbearance Agreement that extended the forbearance period of the Forbearance Agreement to the earlier of March 1, 2011 or an event of default (as defined under the First Amendment to Forbearance Agreement).  Under Section 10 of the First Amendment to the Forbearance Agreement, the Company agreed, subject to the escrow provisions set forth in Section 10, to obtain additional equity investments on terms and conditions acceptable to AgStar of an amount not less than $4,500,000 (the “New Equity”) on or before March 1, 2011. One effect of the Second Amendment to Forbearance Agreement is to extend the date by which the Company must meet the foregoing New Equity requirement to the end of the Forbearance Period defined in the Second Amendment, but in any case no later than May 1, 2011.

The foregoing summaries of the First Amendment to the Fifth Supplement, the Allonge and the Second Amendment to Forbearance Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the First Amendment to the Fifth Supplement, the Allonge and the Second Amendment to Forbearance Agreement, which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
10.1	First Amendment to Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

10.2	Allonge to Third Amended and Restated Revolving Line of Credit Note dated December 30, 2010 entered into by Heron Lake BioEnergy, LLC as borrower to AgStar Financial Services, PCA as lender.

10.3	Second Amendment to Forbearance Agreement dated July 2, 2010 by and between Heron Lake BioEnergy, LLC and AgStar Financial Services, PCA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

		By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:	March 7, 2011